TO BE EFFECTIVE MAY 1, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            STRONG EQUITY FUNDS, INC.

     The undersigned Vice President and Assistant Secretary of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to remove the Corporation's shares of common stock of Strong Technology Index Plus Fund; to redesignate the Corporation's shares of Common Stock of Strong Dow 30 Value Fund, Strong Index 500 Fund, Strong Internet Fund, Strong Mid Cap Disciplined Fund, Strong Strategic Growth Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund, and Strong Value Fund as the Investor series of the Strong Dow 30 Value Fund, Strong Index 500 Fund, Strong Internet Fund, Strong Mid Cap Disciplined Fund, Strong Large Cap Core Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund, and Strong Value Fund, respectively; and to remove the name and address of the initial registered agent and office, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

         `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                      SERIES    AUTHORIZED NUMBER OF SHARES

Strong Advisor Mid Cap Growth Fund         Class A           Indefinite
                                           Class B           Indefinite
                                           Class C           Indefinite
                                           Class L           Indefinite
                                           Class Z           Indefinite
Strong Advisor Small Cap Value Fund        Class A           Indefinite
                                           Class B           Indefinite
                                           Class C           Indefinite
                                           Class L           Indefinite
                                           Class Z           Indefinite
Strong Dow 30 Value Fund                   Investor          Indefinite
Strong Enterprise Fund                     Investor          Indefinite
                                           Advisor           Indefinite
Strong Growth Fund                         Investor          Indefinite
                                           Advisor           Indefinite
                                           Institutional     Indefinite
Strong Growth 20 Fund                      Investor          Indefinite
                                           Advisor           Indefinite
Strong Index 500 Fund                      Investor          Indefinite
Strong Internet Fund                       Investor          Indefinite

         CLASS                             SERIES    AUTHORIZED NUMBER OF SHARES
Strong Large Cap Core Fund                 Investor          Indefinite
Strong Mid Cap Disciplined Fund            Investor          Indefinite
Strong Technology 100 Fund                 Investor          Indefinite
Strong U.S. Emerging Growth Fund           Investor          Indefinite
Strong Value Fund                          Investor          Indefinite'

         Article VIII of the Articles is deleted in its entirety."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Common Stock of Strong Technology Index Plus Fund have ever been issued.


         Executed in duplicate this 6th day of April, 2001.


                                         STRONG EQUITY FUNDS, INC.


                                         By: /s/ Cathleen A. Ebacher
                                         Cathleen A. Ebacher, Vice President and
                                         Assistant Secretary


This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051